UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 East Wisconsin Avenue, Suite 2100
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders (the “Annual Meeting”) of Jason Industries, Inc. (the “Company”) was held May 20, 2015. At the Annual Meeting, stockholders elected the following directors for terms expiring at the 2018 annual meeting of stockholders by the votes indicated:

	For	Withheld	Broker Non-Votes
James P. Heffernan	14,800,224	2,440,529	2,483,263
James M. Sullivan	14,800,224	2,440,529	2,483,263
James F. Stern	14,518,803	2,721,950	2,483,263

Directors whose term of office continued after the meeting are as follows: Robert H. Jenkins, Vincent L. Martin, Dr. John Rutledge, Edgar G. Hotard, Jeffrey N. Quinn and David C. Westgate.

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

		For	Against	Abstain	Broker Non-Votes
Advisory vote to approve the compensation of the Company’s named executive officers		13,280,895	2,864,404	1,095,454	2,483,263
Ratification of selection of PricewaterhouseCoopers LLP as the Company’s independent auditors		19,628,329	88,212	7,475	—

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	16,092,844	3,200	44,730	1,099,979	2,483,263

In light of these voting results and other factors, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of its named executive officers. The Company will continue to hold an annual advisory vote until the Company’s Board of Directors decides to hold the next stockholder advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers. SEC regulations state that the Company must hold the vote on the frequency of the advisory vote on compensation of its named executive officers at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Sarah C. Sutton
Name: Sarah C. Sutton
Title: Chief Financial Officer

Date: May 22, 2015